EQUITY INVESTOR FUND
            1998 ML SELECT TEN V.I. TRUST
                 DEFINED ASSET FUNDS


              REFERENCE TRUST INDENTURE

              Dated as of April 30, 1998


     This Trust Indenture (the "Indenture") sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust Effective October 21, 1993" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                   WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee agree as follows:

                        Part I

        STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                       Part II

        SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

     (a) The Securities (or contracts for the purchase of such Securities) listed under "Defined Portfolio" in the Prospectus have been deposited with (or assigned to) the Trustee under this Indenture, and the number of Units specified under Statement of Condition in the Prospectus have been delivered to, or assigned in the name of or on the order of, Merrill Lynch Life Insurance Company by the Trustee in exchange therefor.

     (b)  The Sponsor is Merrill Lynch, Pierce, Fenner & Smith
Incorporated.

     (c)  The Trustee is The Bank of New York.

     (d) The Trust is organized as a Grantor Trust for Federal tax purposes.

     (e)  Units must be held in uncertificated form.

     (f)  The "Trustee Expense Limit" shall initially mean $_____ per 1,000
Units.

     (g) The definition "Date of Deposit" is revised to read in its entirety, "The date of creation of the Trust."

     (h) The words "Deferred Sales Charge", wherever used in the Standard Terms and Conditions, shall mean the "transaction fee", as described in the Prospectus.

     (i) The definition of "Non-Qualifying Securities" is revised to read in its entirety: "As of each Diversification Test Day, all Securities the holding of which would, unless cured as set forth in Section 3.17, cause an investing separate account not to qualify under Section 817(h) of the Code."

     (j) The following new definitions are added to Article I:

Insurance Companies

     Merrill Lynch Life Insurance Company and ML Life Insurance Company of New York and their successors and assigns.

Policyowner

     An owner of a policy supported by a Separate Account.

Separate Account

     Any separate account supporting variable annuity contracts or variable life insurance policies issued by an Insurance Company that invests in Units of the Trust.

     (k) The word "Sponsors", wherever used in the Standard Terms and Conditions (except as set forth below) shall mean the Sponsor identified in paragraph (b) of this Reference Trust Indenture.

     (l) Wherever the word "Sponsors" is used in Section 2.02(a), the words "Insurance Companies" shall be substituted in lieu thereof.

     (m) Section 2.02(b)(1) of the Standard Terms is amended to read as follows:

      "(1) Subject to the requirements set forth below in this paragraph
(b), a Separate Account may, on any Business Day (the 'Day following the Trade Date'), subscribe for additional Units as follows:

          (A) By 9:00 a.m. New York time on the Day following the Trade Date, the Separate Account shall provide notice (the "Subscription Notice") to the Sponsor, by facsimile transmission, of the Separate Account's intention to subscribe for additional Units. Each Insurance Company has agreed that it will only submit such a Subscription Notice for Units for which instructions were received from Policyowners before the Evaluation Time on the Trade Date. The Subscription Notice shall identify the dollar amount to be subscribed.

                (B) Before the Evaluation Time on any Business Day on which it receives a Subscription Notice, the Sponsor shall transmit to the Trustee a copy of the Subscription Notice, shall verify with the Trustee the number of Units to be issued pursuant to the notice, determined by dividing the amount specified in the Subscription Notice by the Unit Value as of the Evaluation Time on the Trade Date less the amount per Unit of any accrued transaction fees as of the Trade Date, and, as provided below, shall specify the Additional Securities to be purchased.

                (C) Not later that 2:00 p.m. on the Day following the Trade Date, the Separate Account shall wire to the Trustee in federal funds the amount specified in the Subscription Notice.

                (D) Following receipt of said wire, the Trustee shall credit to the account of the purchasing Separate Account as of the close of business on such date, the number of Units applicable to that Subscription Notice."

     (n) Wherever the word "Sponsors" is used in Section 2.02(b)(3), in lines 1 and 9 of Section 2.03, and in line 6 of Section 3.01(b), the words "Separate Account" shall be substituted in lieu thereof.

     (o) Section 2.02(b)(7) of the Standard Terms is amended to read as follows:

          "(7) In connection with each Subscription Notice pursuant to this
     Section 2.02(b), the Sponsor and Trustee shall execute a Deposit Certificate specifying the amount of the deposit, the number of Units to be issued and the description and quantity of Additional Securities to be acquired therewith. Execution of a Deposit Certificate shall be deemed a certification by the Sponsor that the purchase of Additional Securities specified therein complies with the conditions of this
     Section 2.02(b) and a restatement by the Sponsor of the representations, agreements and certifications made by it in Sections 1 and 8 through 11, inclusive, of the Standard Terms of Closing incorporated by reference into the Closing Memorandum for the Trust to which the deposit relates as though the representations, agreements and certifications were made with respect to the Deposit Certificate."

     (p) The words "Sponsor, on behalf of the Separate Account" shall be substituted in lieu of the word "Sponsors" in lines 2, 4 and 8 of Section 2.03.

     (q) In line 16 of Section 3.05(b), the words "create additional Units" shall be substituted for the words "purchase Units from the Sponsors".

     (r) Section 3.06 shall be amended to read in its entirety: "Section
3.06. Reinvestment Program. If a Holder is participating in a Reinvestment Program, amounts to be reinvested shall be applied by the Trustee to purchase Additional Securities, in the manner set forth in
Section 2.02(b), in the creation of additional Units of the Trust."

     (s) The following sentence shall be added to the first paragraph of
Section 3.14: "With respect to any matter involving voting of Securities held by a Trust, to the Trustee shall determine how to vote."

     (t) Paragraphs (a) and (b) of Section 3.17 shall be replaced in their entirety by the following, and paragraph (c) shall be redesignated as paragraph (b):

          "(a) At least five Business Days before each Diversification Test Day, the Trustee shall request in writing from independent certified public accountants designated by the Sponsor pursuant to Section 8.01(g) written certification, in form and substance satisfactory to the Trustee and its counsel, as to whether there are any Non-Qualifying Securities held in the Trust on such Diversification Test Day and on the last Business Day of such quarter. Such certifi cations shall be delivered to the Trustee and the Sponsor no later than (i) the Business Day following such Diversification Test Day or
     (ii) such last Business Day, as the case may be. In the event that such accountants' certifications with respect to a Diversification Test Day state that any Non-Qualifying Securities are held by the Trust as of such Diversification Test Day, the Trustee, at the direction of the Sponsor, shall sell such portion of the Non-Qualifying Securities as necessary so that no Non-Qualifying Securities are held by the Trust on the last Business Day of that quarter or take such other action as the Sponsor may direct. In the event that such accountants' certifications with respect to the last Business Day of a quarter state that any Non-Qualifying Securities are held by the Trust as of such last Business Day, the Trustee, at the direction of the Sponsors, shall sell such portion of the Non-Qualifying Securities as promptly as possible or take such other action as shall be directed by the Sponsor as necessary so that the Trust continues to be an eligible investment for the Separate Account in compliance with Section 817(h) of the Code. Within five Business Days after any sale of Non-Qualifying Securities, the Trustee shall certify to the Sponsor, in form and substance satisfactory to the Sponsor and its counsel, that any such action required hereinabove has been taken."

     (u) Section 4.01(f) shall be amended to read in its entirety:

           "(f) The Evaluator shall furnish to the independent certified public accountants designated by the Sponsor pursuant to Section 8.01(g) the closing sale prices of the Securities as of each Diversi fication Test Day and the last Business Day of each quarter. These evaluations shall be furnished promptly on the day on which they are made."

     (v) At the end of Section 5.01, the following new paragraph shall be added: "Promptly following the determination of the Trust Value on each Business Day, the Trustee shall transmit, by facsimile to the Insurance Companies at such telephone number as is furnished to the Trustee for such purpose from time to time by the Insurance Companies, notice of an amount representing the Unit Value less the amount of accrued but unpaid transaction fees per Unit as of the Evaluation Time on said Business Day."

     (w) Section 5.02(a) shall be amended to read in its entirety:

          "(a) A Holder may tender Units for redemption on any Business Day by notifying the Sponsor, at such telephone number as the Sponsor shall designate in writing to the Insurance Companies from time to time, by facsimile no later than 9:00 a.m. New York time on the following Business Day of Units to be tendered for redemption pursuant to instructions received by the Insurance Company from Policyowners of the Separate Account no later than the Evaluation Time on the Business Day on which tender is deemed to occur, to be paid by wire on or before 2:00 p.m. Eastern time on the next succeeding Business Day.
     The Sponsor shall promptly provide written notice of any such redemp tion to the Trustee, which may be by facsimile transmission. Any Unit so tendered shall be redeemed and cancelled by the Trustee on or before the Redemption Date."

     (x) In the third line of Section 5.02(b), the words "next following" shall be replaced by the words "subject to satisfaction of Section 5.02(a), on the Business Day immediately preceding receipt of the notification of". The proviso in the third sentence, and the entire fourth and fifth sentences, of Section 5.02(b) and the entirety of Section 5.02(g) shall be deleted.

     (y) The last two sentences of the second paragraph of Section 5.03 shall be revised to read in their entirety: "The Distribution Agent will appoint the Sponsor as its agent to sell Non-Duplicated Securities and any excess amount of Duplicated Securities and to use the proceeds and any cash to acquire additional securities so that the composition of the securities held exactly matches the composition of the new Trust and shall then on behalf of the Holders contribute those Securities and any cash to the Trustee of the new Trust in exchange for Units, all in accordance with the Prospectus for the new Trust."